                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of JAKKS Pacific, Inc. of our report dated February 10, 2003 except note 20 for which the date is March 27, 2003, on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002 and to the incorporation by reference of our report in any registration statement relating to the offering to which this Registration Statement relates filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. We also hereby consent to the reference to our firm as "Experts" in the Registration Statement.

                                        /s/  PKF
                                        ----------------------------------------
                                        PKF
                                        Certified Public Accountants
                                        A Professional Corporation

Los Angeles, California
September 5, 2003